UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2007

New Horizons Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17840	22-2941704
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1900 S. State College Blvd., Suite 650, Anaheim, CA		92806
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (714) 940-8000

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure.

On October 26, 2007, New Horizons Worldwide, Inc. (the “Company”) executed an asset purchase agreement for the sale of substantially all of the assets of the Company-owned training center located in New York, New York to NHCLC-New York, L.L.C. which included the assumption by the buyer of certain liabilities.  The sale is subject to several customary closing conditions.  Once the closing conditions have been satisfied, the buyer shall also execute a franchise agreement with the Company’s franchising subsidiary, New Horizons Franchising Group, Inc., pursuant to which the buyer shall be granted the right to operate a New Horizons Computer Learning Center in New York, New York.  The sale is the fourth such sale in 2007 and brings the number of training centers sold since January 1, 2006 to eleven and leaves the Company with two training centers in its operation.  The sale represents the Company’s effort to reduce the number of Company-owned training centers and refocus its effort on the franchising segment of the business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HORIZONS WORLDWIDE, INC.

Date	November 1, 2007
		By	/s/ Charles J. Mallon
Charles J. Mallon
Executive Vice President & Chief Financial Officer